  As filed with the Securities and Exchange Commission on March 19, 1999
                                                      Registration No. 333-71177
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------

                            Amendment No. 3 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               AUTOWEB.COM, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                         7549                          77-0412737
 (State or other jurisdiction of   (Primary standard industrial         (I.R.S. employer
 incorporation or organization)     classification code number)        identification no.)

                                ----------------

                          3270 Jay Street, Building 6
                         Santa Clara, California 95054
                                 (408) 554-9552
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ----------------

                             Samuel M. Hedgpeth III
                   Vice President, Finance and Administration
                               Autoweb.com, Inc.
                          3270 Jay Street, Building 6
                         Santa Clara, California 95054
                                 (408) 554-9552
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   Copies to:
      Laird H. Simons III, Esq.                Mark A. Bertelsen, Esq.
      William R. Schreiber, Esq.                 Jose F. Macias, Esq.
         John F. Platz, Esq.                     S. Dawn Smith, Esq.
        Dorothy L. Hines, Esq.                   Mark Hooshmand, Esq.
         Thomas J. Hall, Esq.              Wilson Sonsini Goodrich & Rosati
          Fenwick & West LLP                   Professional Corporation
         Two Palo Alto Square                     650 Page Mill Road
     Palo Alto, California 94306           Palo Alto, California 94304-1050
            (650) 494-0600      ----------------    (650) 493-9300

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                ----------------

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   The sole purpose of this Amendment No. 3 is to amend an exhibit to the Registration Statement. No changes have been made to the text of the Registration Statement other than to Item 16 (Exhibits and Financial Statement Schedules).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses to be paid by Autoweb.com in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee.

      Securities and Exchange Commission registration fee........... $   19,182
      NASD filing fee...............................................      6,900
      Nasdaq National Market filing fee.............................     95,000
      Accounting fees and expenses..................................    200,000
      Legal fees and expenses.......................................    395,000
      Road show expenses............................................     30,000
      Printing and engraving expenses...............................    175,000
      Blue sky fees and expenses....................................     10,000
      Transfer agent and registrar fees and expenses................      5,000
      Miscellaneous.................................................     63,918
                                                                     ----------
        Total....................................................... $1,000,000
                                                                     ==========

ITEM 14. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

   As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to the Registrant or its stockholders,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

  . for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

  . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,

  . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

  . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and

  .  the rights conferred in the Bylaws are not exclusive.

   The Registrant intends to enter into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

   Reference is also made to Section 7 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

   The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

   See also the undertakings set out in response to Item 17.

   Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

            Exhibit Document                                              Number
            ----------------                                              ------
      Underwriting Agreement (draft dated March 15, 1999)................  1.01
      Registrant's Certificate of Incorporation..........................  3.01
      Registrant's Bylaws................................................  3.02
      Amended and Restated Rights Agreement dated October 16, 1998.......  4.02
      Form of Indemnity Agreement........................................ 10.01

ITEM 15. Recent Sales of Unregistered Securities.

   The following table sets forth information regarding all securities sold by the Registrant since its incorporation on October 3, 1995. The numbers of shares reflect a 3-for-2 stock split of the Registrant's common stock and preferred stock to be effected in connection with the Registrant's reincorporation prior to the effectiveness of this offering.

                                                                              Aggregate Purchase
                                                                                    Price
                                              Title of      Number of            and Form of
Class of Purchasers        Date of Sale      Securities     Securities          Consideration
-------------------        ------------      ----------     ----------       --------------------
Farhang and Payam Zamani     10/17/95    Common Stock       7,200,000             --  Assets and
                                                                                      liabilities
                                                                                      of
                                                                                      predecessor
                                                                                      partnership
On Word Information,         06/05/96    Series A           1,270,503(1)     $150,000 Cash
Inc.                                     Mandatorily
                                         Redeemable
                                         Convertible
                                         Preferred Stock
On Word Information,         03/24/97    Common Stock         594,360         $70,002 Past
Inc.                                                                                  services
Farhang and Payam Zamani     05/21/97    Series A             933,944(1)(2)  $110,000 Conversion
                                         Mandatorily                                  of Loans
                                         Redeemable
                                         Convertible
                                         Preferred Stock

                                                                                 Aggregate Purchase
                                                                                       Price
                                                   Title of      Number of          and Form of
Class of Purchasers         Date of Sale          Securities     Securities        Consideration
-------------------         ------------          ----------     ----------    ----------------------
On Word Information,            06/25/97      Series A             813,106(1)     $95,773 Cash
Inc.                                          Mandatorily
                                              Redeemable
                                              Convertible
                                              Preferred Stock
Chatsworth Capital              06/25/97      Warrant to                --             -- --
Corporation                                   purchase 135,901
                                              shares of Common
                                              Stock
One venture capital firm        06/26/97      Series B           2,448,445(1)  $5,000,000 Cash
and a group of investors                      Mandatorily
                                              Redeemable
                                              Convertible
                                              Preferred Stock
AutoKey Internet                01/22/98      Common Stock          14,706        $12,745 Purchase of
Communications Ltd                                                                        Intangibles
Five affiliated venture         05/08/98      Series C           2,369,967(1)  $5,000,002 Cash
capital firms                                 Mandatorily
                                              Redeemable
                                              Convertible
                                              Preferred Stock
Three venture capital          10/16/98       Series D             859,859(1)  $2,035,002 Cash
firms                                         Mandatorily
                                              Redeemable
                                              Convertible
                                              Preferred Stock
CivicBanCorp                    10/15/98      Warrant to               --             --  --
                                              purchase 24,037
                                              shares of Common
                                              Stock
Individual consultant           11/8/98       Common Stock          16,032        $53,440 Past
                                                                                          services
Chatsworth Capital              11/24/98      Common Stock          15,000        $50,000 Past
Corporation                                                                               services
17 employee/ optionees          Through       Common Stock         499,475       $182,471 Cash and
                           February 28, 1999  (option exercises)                          promissory
                                                                                          notes
One officer/director            1/25/99       Series D             395,661(1)    $936,398 Cash and
                                              Mandatorily                                 Promissory
                                              Redeemable                                  note
                                              Convertible
                                              Preferred Stock
                                              (option exercise)

---------------------
(1) Each share of Series A, Series B, Series C and Series D Preferred Stock will convert automatically into 1.0, 1.85, 1.15 and 1.0 shares of common stock, respectively, upon the consummation of this offering.
(2) 543,073 and 84,507 of these shares were repurchased by the Registrant on May 7, 1998 and October 7, 1998, respectively.

                             ---------------------

   All sales of common stock made pursuant to the exercise of stock options were made in reliance on Rule 701 under the Securities Act or on Section 4(2) of the Securities Act.

   All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) The following exhibits are filed herewith:

 NUMBER                              EXHIBIT TITLE
 ------                              -------------
  1.01  Form of Underwriting Agreement (draft dated March 15, 1999).**
  2.01  Agreement and Plan of Merger between Autoweb.com, Inc., a California corporation and Registrant.**
  3.01  Registrant's Certificate of Incorporation.**
  3.02  Registrant's Bylaws.**
  3.03  Registrant's Certificate of Retirement of preferred stock.**
  3.04  Registrant's Certificate of Designation of preferred stock.**
  4.01  Form of Specimen Certificate for Registrant's common stock.**
  4.02  Amended and Restated Rights Agreement dated October 16, 1998 between
        Registrant and certain stockholders named therein.**
  5.01  Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01  Form of Indemnity Agreement between Registrant and each of its directors and executive officers.**
 10.02  Form of Series A Preferred Stock Purchase Agreement by and among
        Registrant, Farhang and Payam Zamani, and corresponding Form of
        Amendment to Investors Rights Agreement by and among Registrant, On
        Word Information, Inc. and Farhang and Payam Zamani.**
 10.03  Stock Repurchase Agreement dated May 7, 1998 between Registrant and
        Farhang Zamani.**
 10.04  Stock Repurchase Agreement dated May 7, 1998 between Registrant and
        Payam Zamani.**
 10.05  Stock Repurchase Agreement dated October 7, 1998 between Registrant and
        Farhang Zamani.**
 10.06  Stock Repurchase Agreement dated October 7, 1998 between Registrant and
        Payam Zamani.**
 10.07  Offer Letter dated December 16, 1998 by Registrant to Dean A.
        DeBiase.**
 10.08  Offer Letter dated August 19, 1997 by Registrant to Samuel M. Hedgpeth
        III.**
 10.09  Employment Agreement dated May 4, 1998 between Registrant and Samuel M.
        Hedgpeth III.**
 10.10  Offer Letter dated November 9, 1998 by Registrant to Robert M.
        Shapiro.**
 10.11  Offer Letter dated July 28, 1997 by Registrant to Michelle Hickford.**
 10.12  Offer Letter dated December 18, 1997 by Registrant to David L. Greene, as amended December 11, 1998.**
 10.13  Lease Agreement dated August 27, 1997 by and among Boyd C. Smith,
        Trustee, Louis B. Sullivan, Trustee and Registrant (related to
        Registrant's facilities at 3270 Jay Street).**
 10.14  Loan Agreement and Commercial Security Agreement, each dated December
        15, 1997, between Registrant and CivicBank of Commerce.**
 10.15  Form of Senior Loan and Security Agreement dated March 20, 1998 between
        Registrant and Phoenix Leasing Incorporated.**
 10.16  New & Pre-Owned Car Agreement dated June 17, 1998 between Registrant and Republic Industries, Inc.**/***
 10.17  Services Agreement dated January 21, 1998, as amended January 5, 1999, between Registrant and State Farm Mutual Automobile Insurance
        Company.**/***

 Number                              Exhibit Title
 ------                              -------------
 10.18  Services Agreement dated July 15, 1998 between Registrant and State
        Farm Mutual Automobile Insurance Company.**/***
 10.19  Advertising and Promotion Agreement dated December 17, 1998 between
        Registrant and Yahoo! Inc.**/***
 10.20  Registrant's 1997 Stock Option Plan and related documents.**
 10.21  Registrant's 1999 Equity Incentive Plan and related documents.**
 10.22  Registrant's 1999 Directors Stock Option Plan and related documents.**
 10.23  Registrant's 1999 Employee Stock Purchase Plan.**
 10.24  Promissory notes from Dean DeBiase to Registrant.**
 10.25  Offer Letter dated January 19, 1999 by Registrant to Garret R.
        Mullins.**
 10.26  Offer Letter dated February 9, 1999 by Registrant to Gordon H. Kass.**
 10.27  Offer Letter dated February 19, 1999 by Registrant to Catherine Y.
        Gordon.**
 23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02  Consent of PricewaterhouseCoopers LLP, independent accountants.**
 24.01  Power of Attorney.**
 24.02  Power of Attorney of Peter S. Sealey.**
 27.01  Financial Data Schedule.**

--------

  * Supplied with this Amendment No. 3.
 ** Previously filed.
*** Confidential treatment has been requested with regard to certain portions of this document. Such portions were filed separately with the Securities and Exchange Commission.

   (b) The following financial statement schedule is filed herewith:

     Schedule II--Valuation and Qualifying Accounts

   Other financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.


ITEM 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 19th day of March, 1999.

                                      AUTOWEB.COM, INC.

                                                   Dean A. DeBiase*
                                      By: _____________________________________
                                                    Dean A. DeBiase
                                         President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Name                            Title                   Date
                 ----                            -----                   ----
Principal Executive Officer:

           Dean A. DeBiase*            President, Chief Executive   March 19, 1999
______________________________________  Officer and Director
           Dean A. DeBiase

Principal Financial Officer and
Principal Accounting Officer:

     /s/ Samuel M. Hedgpeth III        Vice President, Finance      March 19, 1999
______________________________________  and Administration and
        Samuel M. Hedgpeth III          Chief Financial Officer

Additional Directors:

            Mark N. Diker*             Director                     March 19, 1999
______________________________________
            Mark N. Diker

             Jay C. Hoag*              Director                     March 19, 1999
______________________________________
             Jay C. Hoag

            Mark R. Ross*              Director                     March 19, 1999
______________________________________
             Mark R. Ross

           Peter S. Sealey*            Director                     March 19, 1999
______________________________________
           Peter S. Sealey

           Farhang Zamani*             Director                     March 19, 1999
______________________________________
            Farhang Zamani

            Payam Zamani*              Director                     March 19, 1999
______________________________________
             Payam Zamani

   /s/ Samuel M. Hedgpeth III
*By: _________________________
   Samuel M. Hedgpeth III
      Attorney-in-Fact

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                    Balance at                         Balance
                                    Beginning   Additions              at End
                                     of Year   (Reductions) Write-offs of Year
                                    ---------- ------------ ---------- -------
                                                  (In thousands)
Allowance for doubtful accounts:
  Year ended December 31, 1996.....   $    0      $   20       $ 0     $   20
  Year ended December 31, 1997.....       20          45         0         65
  Year ended December 31, 1998.....       65         429         4        498
Valuation allowance for deferred
 tax assets:
  Year ended December 31, 1996.....        0         405         0        405
  Year ended December 31, 1997.....      405         780         0      1,185
  Year ended December 31, 1998.....    1,185       2,379         0      3,564

                                 EXHIBIT INDEX

 NUMBER                              EXHIBIT TITLE
 ------                              -------------
  1.01  Form of Underwriting Agreement (draft dated March 15, 1999).**
  2.01  Agreement and Plan of Merger between Autoweb.com, Inc., a California corporation and Registrant.**
  3.01  Registrant's Certificate of Incorporation.**
  3.02  Registrant's Bylaws.**
  3.03  Registrant's Certificate of Retirement of preferred stock.**
  3.04  Registrant's Certificate of Designation of preferred stock.**
  4.01  Form of Specimen Certificate for Registrant's common stock.**
  4.02  Amended and Restated Rights Agreement dated October 16, 1998 between
        Registrant and certain stockholders named therein.**
  5.01  Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01  Form of Indemnity Agreement between Registrant and each of its directors and executive officers.**
 10.02  Form of Series A Preferred Stock Purchase Agreement by and among
        Registrant, Farhang and Payam Zamani, and corresponding Form of
        Amendment to Investors Rights Agreement by and among Registrant, On
        Word Information, Inc. and Farhang and Payam Zamani.**
 10.03  Stock Repurchase Agreement dated May 7, 1998 between Registrant and
        Farhang Zamani.**
 10.04  Stock Repurchase Agreement dated May 7, 1998 between Registrant and
        Payam Zamani.**
 10.05  Stock Repurchase Agreement dated October 7, 1998 between Registrant and
        Farhang Zamani.**
 10.06  Stock Repurchase Agreement dated October 7, 1998 between Registrant and
        Payam Zamani.**
 10.07  Offer Letter dated December 16, 1998 by Registrant to Dean A.
        DeBiase.**
 10.08  Offer Letter dated August 19, 1997 by Registrant to Samuel M. Hedgpeth
        III.**
 10.09  Employment Agreement dated May 4, 1998 between Registrant and Samuel M.
        Hedgpeth III.**
 10.10  Offer Letter dated November 9, 1998 by Registrant to Robert M.
        Shapiro.**
 10.11  Offer Letter dated July 28, 1997 by Registrant to Michelle Hickford.**
 10.12  Offer Letter dated December 18, 1997 by Registrant to David L. Greene, as amended December 11, 1998.**
 10.13  Lease Agreement dated August 27, 1997 by and among Boyd C. Smith,
        Trustee, Louis B. Sullivan, Trustee and Registrant (related to
        Registrant's facilities at 3270 Jay Street).**
 10.14  Loan Agreement and Commercial Security Agreement, each dated December
        15, 1997, between Registrant and CivicBank of Commerce.**
 10.15  Form of Senior Loan and Security Agreement dated March 20, 1998 between
        Registrant and Phoenix Leasing Incorporated.**
 10.16  New & Pre-Owned Car Agreement dated June 17, 1998 between Registrant and Republic Industries, Inc.**/***
 10.17  Services Agreement dated January 21, 1998, as amended January 5, 1999, between Registrant and State Farm Mutual Automobile Insurance
        Company.**/***
 10.18  Services Agreement dated July 15, 1998 between Registrant and State
        Farm Mutual Automobile Insurance Company.**/***
 10.19  Advertising and Promotion Agreement dated December 17, 1998 between
        Registrant and Yahoo! Inc.**/***

 Number                              Exhibit Title
 ------                              -------------
 10.20  Registrant's 1997 Stock Option Plan and related documents.**
 10.21  Registrant's 1999 Equity Incentive Plan and related documents.**
 10.22  Registrant's 1999 Directors Stock Option Plan and related documents.**
 10.23  Registrant's 1999 Employee Stock Purchase Plan.**
 10.24  Promissory notes from Dean DeBiase to Registrant.**
 10.25  Offer Letter dated January 19, 1999 by Registrant to Garret R.
        Mullins.**
 10.26  Offer Letter dated February 9, 1999 by Registrant to Gordon H. Kass.**
 10.27  Offer Letter dated February 19, 1999 by Registrant to Catherine Y.
        Gordon.**
 23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02  Consent of PricewaterhouseCoopers LLP, independent accountants.**
 24.01  Power of Attorney.**
 24.02  Power of Attorney of Peter S. Sealey.**
 27.01  Financial Data Schedule.**

--------

  * Supplied with this Amendment No. 3.
 ** Previously filed.
*** Confidential treatment has been requested with regard to certain portions of this document. Such portions were filed separately with the Securities and Exchange Commission.